UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2009

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA	01434
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 842-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Plan

On May 12, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of American Superconductor Corporation (the “Company”), as well as the Board of Directors of the Company, approved an executive incentive plan for the Company’s fiscal year ending March 31, 2010 (“fiscal 2009”). Participants in the plan include the Company’s Chief Executive Officer and all other executive officers. The Committee is responsible for determining the payout under the plan to each executive officer except the Chief Executive Officer. The Board of Directors of the Company determines the payout under the plan for the Chief Executive Officer, taking into account the recommendation received from the Committee.

Pursuant to the plan, the Committee designated for each executive officer a target cash incentive amount, expressed as a percentage of the officer’s base salary. In establishing these targets, the Committee took into account for each officer the level of total compensation including base salary, cash incentive and equity paid by similar companies for comparable positions based on market data compiled by the Company’s outside compensation consultant Pearl Meyer & Company and the Company’s Vice President of Human Resources.

The amount of the incentive award actually paid to each executive officer may be less than or greater than the executive’s target cash incentive, with the amount capped at 156% of the target incentive. Individual incentive awards will be determined following the end of fiscal 2009 based on the following factors and their corresponding weightings:

•

the Company’s net income (loss) before amortization of acquisition-related intangibles, restructuring and impairments, stock-based compensation expense, other unusual charges and any tax effects related to these items for fiscal 2009 as compared to the target established by the Committee – 40%

•

the executive’s achievement of individual, measurable objectives during fiscal 2009 as determined by the Committee for all executives with the exception of the Chief Executive Officer, who is evaluated by the Board of Directors – 40%

•	the executive’s overall contribution during fiscal 2009 towards the achievement of the Company’s financial and non-financial objectives (subjective performance measure) – 20%

The following table sets forth each current executive officer’s target cash incentive for fiscal 2009.

Executive Officer	Title	Target Incentive as % of Base Salary	Target Incentive
Gregory J. Yurek	Chief Executive Officer and President	60%	$360,000

Charles W. Stankiewicz	Executive Vice President and General Manager, AMSC Power Systems	50%	$156,000

David A. Henry	Senior Vice President, Chief Financial Officer, Treasurer and Secretary	50%	$140,000

Daniel P. McGahn	Senior Vice President and General Manager, AMSC Superconductors	50%	$130,000

Angelo R. Santamaria	Senior Vice President, Global Manufacturing Operations	50%	$114,000

Timothy D. Poor	Senior Vice President, Global Sales and Business Development	50%	$110,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: May 15, 2009	By:	/s/ David A. Henry
David A. Henry Senior Vice President and Chief Financial Officer